                                 EXHIBIT 10.16

                                 [LETTERHEAD]

January 26, 1998

Mr. Norman Fujitaki
Corporate Controller
Coastcast Corporation
14831 Maple Avenue
Gardena, CA 90247

Dear Mr. Fujitaki:

It is with great pleasure that we extend to you Imperial Bank's commitment to make available to Coastcast Corporation the following credit accommodation, effective as of December 23, 1997:

TYPE:                Unsecured Revolving Line of Credit

AMOUNT:              $5,000,000.00

MATURITY:            364 days from date of documentation

PURPOSE:             Fund cash flow timing differences

INTEREST RATE:       Prime or LIBOR plus 200 basis points

FEES:                $250.00 for documentation

This loan commitment will be subject to a Credit Agreement to be drawn by the Bank containing covenants satisfactory to Bank and agreed to by Coastcast Corporation.

If the terms of this commitment meet with your approval, please sign and return a copy of this letter. This offer expires thirty (30) days from the date hereof unless accepted by your return of the enclosed copy signed by an authorized officer or unless extended by the Bank in writing.

Sincerely,


/s/ Donald D. Douthwright                 /s/ Brougham J. Morris
Donald D. Douthwright                     Brougham J. Morris
Regional Vice President                   Senior Vice President


Accepted and agreed to on ___________________ , 1998

Coastcast Corporation

By:    /s/ Robert C. Bruning
       --------------------------------

Title: CFO
       --------------------------------

                                    [LOGO]
                                IMPERIAL BANK
                                 Member FDIC

                                     NOTE


$5,000,000.00             INGLEWOOD, California,               FEBRUARY 2, 1998

On FEBRUARY 1, 1999, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank") a California banking corporation, or order, at its LOS ANGELES AIRPORT REGIONAL office, the principal sum of $5,000,000.00 (Maximum) or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal
balance / / at the rate of    % per year /X/ at the rate of 0.000*% per year
in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable /X/ monthly / / quarterly / / included with principal / / in addition to principal / /, beginning FEBRUARY 26, 1998, and if not so paid shall become a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal. / / (If checked), Principal shall be payable in
installments of $        , or more, each Installment on the         day of
each             , beginning                 . Advances not to exceed any
unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

     If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment, but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to the principal, whether or not suit is filed hereon. Each
Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

*SEE LIBOR ADDENDUM TO NOTE ATTACHED HERETO AND MADE A PART HEREOF BY THIS REFERENCE.


COASTCAST CORPORATION
-------------------------------------       ----------------------------------

By:  /s/ Robert C. Bruning
-------------------------------------       ----------------------------------


-------------------------------------       ----------------------------------

        [LOGO]
     IMPERIAL BANK                       LIBOR ADDENDUM
      MEMBER FDIC                            TO NOTE


     This Libor Addendum ("Addendum") is dated as of FEBRUARY 2, 1998, and is by and between COASTCAST CORPORATION ("Borrower") and Imperial Bank ("BANK"). This Addendum amends and supplements the Note to which it is attached (the "Note") and forms a part of and is incorporated into the Note.

     In the event of any inconsistency between the terms herein and the terms of the Note, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meanings set forth in the Note.

     1.   ADVANCES.

     1.1 PRIME LOANS. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to Bank's Prime Rate shall be referred to herein as "Prime Loans" and each such advance shall be a "Prime Loan." Each Prime Loan shall bear interest at an annual rate equal to the sum of 0.000% plus the Bank's Prime Rate. "Prime Rate" shall mean the rate of interest publicly announced by Bank from time to time in Inglewood, California, as its prime rate for lending. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank in connection with extensions of credit to borrowers.

     1.2 LIBOR LOANS. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to the Libor Rate shall be referred to herein as "Libor Loans" and each such advance shall be a "Libor Loan." Each Libor Loan shall bear interest at the Libor Rate, as defined below. A Libor Loan shall be in the minimum amount of FIVE HUNDRED DOLLARS ($500,000.00) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000). No Libor Loan shall be made after the last Business Day that is at least THREE (3) MONTHS prior to the Maturity Date described in the Note.

     2.   INTEREST ON LIBOR LOANS.

     2.1 RATE OF INTEREST. Each Libor Loan shall bear interest on the unpaid principal amount thereof from the Loan Date through the date paid (whether by acceleration or otherwise) at a rate equal to the sum of 2.000% per annum plus the Libor Rate for the Interest Period.

          (a) "Loan Date" shall mean the date on which (i) a Libor Loan is made, a Libor Loan is continued, or a Prime Loan is converted to a Libor Loan.

          (b) "Interest Period" shall mean a period of ONE (1) MONTH, commencing on the applicable Loan Date, as selected by Borrower pursuant to
Section 2.2; PROVIDED, HOWEVER, that Borrower may not select an Interest Period that would otherwise extend beyond the Maturity Date of the Loan. Borrower may also select a twelve (12) month Interest Period if and when Bank notifies Borrower that such Interest Period is available, as determined by Bank in its sole discretion.

          (c) "Libor Rate" shall mean, for the applicable Interest Period for a Libor Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the Libor Base Rate for such Interest Period divided by (ii) 1.00 minus the Reserve Requirement Rate (expressed as a decimal fraction) for such Interest Period.

          (d) "Libor Base Rate" shall mean with respect to any Interest Period, the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of:

               (i) the offered rates per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on the Business Day that is two (2) Business Days before the first day of such Interest Period, in each case if at least four (4) such offered rates appear on such page, or

               (ii) if clause (i) is inapplicable, (x) the offered rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Business Day which is two (2) Business Days before the first day of such Interest Period; or (y) if clause (x) above is inapplicable, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum offered by at least three (3) prime banks selected by Bank at approximately 11:00 a.m. London time, on the Business Day which is two
     (2) Business Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such Interest Period in an amount equal to the amount to which the Libor Rate applies.

          (e) "Business Day" means any day on which Bank is open for business in the State of California.

          (f) "Reuters Screen LIBOR Page" means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

          (g) "Reserve Requirement Rate" means, for any Interest Period, the aggregate of the rates, effective as of the Business Day which is two (2) Business Days before the first day of the Interest Period, at which:

               (i) reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System; and

               (ii) any additional reserves are required to be maintained by Bank by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined as provided in the definition of "Libor Base Rate;" or (y) any category of extensions of credit or other assets which include Libor Loans.

         (h) "Regulatory Change" means, with respect to Bank, any change on or after the date of the Note and this Addendum in any Governmental Regulation, including the introduction of any new Governmental Regulation or the rescission of any existing Governmental Regulation.

               (i) "Governmental Regulation" means any (i) United States Federal, state or foreign law or regulation (including without limitation Regulation D); and (ii) the adoption or making of any interpretation, application, directive or request applying to a class of lenders, including Bank, of or under any United States Federal, state, or any foreign law or regulation (whether or not having the force of law) by any court or by any governmental, central banking, monetary or taxing authority charged with the interpretation or administration of such law or regulation.

     2.2 DETERMINATION OF INTEREST RATES. Subject to the terms and condition of the Note and this Addendum, Borrower, at its option, may request an advance in the form of a Libor Loan, a continuation of a Libor Loan, or a conversion of a Prime Loan into a Libor Loan, only upon delivery to Bank of an irrevocable written notice received by Bank at least three (3) Business Days prior to the requested Loan Date, specifying (i) the principal amount of such Libor Loan, (ii) the requested Loan Date, and (iii) the selected Interest Period. Upon receiving such notice, Bank shall determine (which determination shall be in accordance with Section 2.1 and shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the Libor Rate applicable to such Libor Loan two (2) Business Days prior to the Loan Date, and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower. If Borrower shall fail to notify Bank of its selected Interest Period for a Libor Loan (including the continuation of an existing Libor Loan or the conversion of a Prime Loan into a Libor Loan), the Borrower shall be deemed to have selected an Interest Period of three (3) months.

     2.3 COMPUTATION OF INTEREST AND FEES. All computations of interest and fees payable pursuant to the Note shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed (less the date of repayment).

     2.4 RECORDATION BY BANK. Bank is hereby authorized to record the Loan Date, the applicable Interest Period, the principal amount, and the interest rate of each Libor Loan made (or continued or converted) by Bank, and the date and amount of each payment or prepayment of principal thereof, in Bank's records. Any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information recorded; PROVIDED that the failure to make any such recordation shall not in any way affect the Borrower's obligations hereunder.

     3.   CONVERSION TO PRIME LOANS.

     3.1 ELECTION BY BORROWER. Subject to all the terms and conditions of this Addendum, Borrower may elect from time to time to convert a Libor Loan to a Prime Loan by giving Bank at least three (3) Business Days' prior irrevocable notice of such election, and any such conversion of a Libor Loan shall be made on the last day of the Interest Period with respect thereto.

     3.2 FAILURE OF NOTICE BY BORROWER. If Borrower otherwise fails to give notice specifying its requests with respect to any Libor Loans that are scheduled to become due, such failure shall be deemed, in the absence of any notice from Borrower to the contrary, to be notice of a requested advance in the form of a Prime Loan in a principal amount equal to the amount of said Libor Loan.

     4.   PREPAYMENTS.

     4.1 VOLUNTARY PREPAYMENT BY BORROWER. Subject to the terms and conditions of the Note and this Addendum, Borrower may, upon at least three
(3) Business Days' irrevocable notice to Bank as provided herein, at any time and from time to time on any Business Day prepay any Prime Loan or Libor Loan in whole or in part, without penalty or premium, other than customary actual "Breakage Fees" and "Prepayment Costs" as defined below, resulting from prepayment of any Libor Loan prior to the expiration of the Interest Period relating thereto. The notice of prepayment shall specify the date and amount of the prepayment, and the Loan to which the prepayment applies. Each partial prepayment of a Libor Loan shall be in an amount not less than Fifty Thousand Dollars ($50,000) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000), PROVIDED, that unless a Libor Loan is prepaid in full, no prepayment shall be made if, after giving effect to such prepayment, the aggregate principal amount of Libor Loans having the same Interest Period shall be less than FIVE HUNDRED ($500,000.00). Notice of prepayment having been delivered as aforesaid, the principal amount of the prepayment specified in such notice shall become due and payable on the prepayment date set forth in such notice. All payments of principal under this Section 4 shall be accompanied by accrued but unpaid interest on the amount being prepaid through the date of such prepayment.

     4.2 BREAKAGE FEES. If for any reason (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or acceleration), Bank receives all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the Breakage Fees, defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been recoverable by Bank (without regard to whether Bank actually so invests said funds) by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive and final, absent manifest error.

     4.3 PREPAYMENT COSTS. Borrower shall pay to Bank, upon the demand of Bank, such other amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any loss, costs or expense incurred by it as a result of any prepayment by Borrower (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or prepayment due to acceleration) of all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan (including without limitation any failure by Borrower to borrow a Libor Loan on the Loan Date for such borrowing specified in the relevant notice of borrowing hereunder). Such costs shall include, without limitation, any interest or fees payable by Bank to lenders of funds obtained by it in order to make or maintain its loans based on the London interbank eurodollar market. Bank's determination as to such costs shall be conclusive and final, absent manifest error.

     5.   REMEDIES UPON EVENTS OF DEFAULT.

     5.1 CONVERSION TO PRIME LOANS. If any Event of Default has occurred and is continuing under the Note or this Addendum, then in addition to all other remedies available to Bank under the Note, at the option of Bank and without demand or notice, all Libor Loans then outstanding shall be automatically converted to Prime Loans on the last day of each respective Interest Period for each Libor Loan.

     5.2 INDEMNITY. Borrower agrees to pay and indemnify Bank for, and to hold Bank harmless from, any and all cost, loss or expense (including without limitation any such cost, loss or expense arising from interest or fees payable by Bank to lenders of funds obtained by it in order to maintain its Libor Loans hereunder, or in its reemployment of funds obtained in connection with the making or maintaining of Libor Loans) which Bank may sustain or incur as a consequence of any default by Borrower in connection with or related to: (a) payment of the principal amount of or interest on Libor Loans, (b) making a borrowing or conversion of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or (c) making a prepayment of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or any prepayment (whether optional or mandatory) of any Libor Loan prior to the end of the applicable Interest Period for such Loan.

     6.   ADDITIONAL PROVISIONS REGARDING LIBOR LOANS.

     6.1 LIBOR RATE TAXES. All payments of principal, interest, fees, costs, expenses and all other amounts payable to Borrower pursuant to the Note and this Addendum shall be made free and clear of and without reduction by reason of all present and future income, stamp and other taxes or other charges whatsoever imposed, assessed, levied or collected by any national government or any political subdivision or taxing authority thereof or any organization of which it is a member (excluding (i) any taxes imposed on or measured by the overall net income or gross receipts of Bank by any such entity, and (ii) any taxes which would have been imposed even if no provisions for Libor Loans had appeared in this Addendum) (collectively, "Libor Taxes").

          If any Libor Taxes are required to be withheld from any amounts payable to Bank, Borrower shall pay such additional amounts as may be necessary so as to yield to Bank a net amount equal to the total amount of the payments provided for in this Addendum or under the Note which Bank would have received if such amounts had not been subject to Libor Taxes.

          If any Libor Taxes are payable directly by Borrower, they shall be paid by Borrower prior to the date on which penalties attach for failure to timely pay such Libor Taxes. Within forty five (45) days after the date on which payment of any such Libor Taxes is due pursuant to applicable law, Borrower will furnish Bank the original receipt for the full payment of such Libor Taxes or, if such is not available, evidence of such payment satisfactory in form and substance to Bank. Borrower shall indemnify and hold Bank harmless against, and will reimburse to Bank, upon demand, any incremental taxes, interest or penalties that may become payable by Bank as a result of any failure by Borrower to pay any Libor Taxes when due.

     6.2 INABILITY TO DETERMINE FAIR INTEREST RATE. If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the Libor Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, (ii) the Libor Rate does not accurately reflect the cost to Bank of lending the Libor Loan, or (iii) by reason of any changes arising after the date of the Note affecting the London interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in Sections 2.1 and 2.2 above, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to Libor Loans, or until such time as Bank notifies Borrower that the circumstances giving rise to Bank's notice no longer exist. While such circumstances continue to exist, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

     6.3 ILLEGALITY OR IMPRACTICABILITY. If (i) due to any Governmental Regulation it shall become unlawful for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, or (ii) due to any contingency occurring after the date of the Note which has a material adverse effect on the London interbank eurodollar market, it has become impracticable for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, and in such event, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

     6.4 GOVERNMENTAL REGULATIONS; INCREASED COSTS. Borrower shall pay to Bank, within 15 days after demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any increased costs incurred by Bank that Bank determines are attributable to its making or maintaining of any Libor Loans to Borrower (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

         (a) imposes a new tax or changes the basis of taxation of any amounts payable to Bank under the Note or this Addendum in respect of any Libor Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

         (b) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits or other liabilities with or for the account of Bank (including any Libor Loans or any deposits referred to in the definition of Libor Base
Rate); or

         (c) imposes any other condition affecting the Note (or any of such extensions of credit or liabilities); or

         (d) imposes or modifies a Governmental Regulation regarding capital adequacy which has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank ("Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material.

     Bank will notify Borrower of any event occurring after the date of the Note which will entitle Bank to Additional Costs pursuant to this Section 6.4 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for Additional Costs under this Section 6.4. Determinations and allocations by Bank for purposes of this Section 6.4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Libor Loans or of making or maintaining Libor Loans or on amounts receivable by it in respect of Libor Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive and final, absent manifest error.

     This Addendum is executed as of the date first written above.


BORROWER                               BANK

Coastcast Corporation             ,    IMPERIAL BANK,
----------------------------------
a California corporation               a California banking corporation
  --------------------------------
By /s/ Robert C. Bruning               By /s/ Brougham Morris
   -------------------------------        --------------------------------------
Its CFO                                   Brougham Morris, Senior Vice President
   -------------------------------        Its
                                             -----------------------------------
By                                ,
   -------------------------------
Its
   -------------------------------

                                [LOGO]

                           CREDIT AGREEMENT

     This Credit Agreement ("Agreement") is made by and between Coastcast Corporation, a California corporation ("Borrower") and Imperial Bank, a California banking corporation ("Bank").

     In consideration of mutual covenants and conditions hereof, the parties hereto agree as follows:

1.   REPRESENTATIONS OF BORROWER

          Borrower represents and warrants that:

1.01 EXISTENCE AND RIGHTS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, without limit as to the duration of its existence and is authorized and in good standing to do business in the State of California; Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State in which the character of the properties owned by it therein or the conduct of its business makes such qualification necessary; and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity.

1.02 AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms, subject only to bankruptcy, insolvency or similar laws affecting creditors rights generally.

1.03 NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

1.04 LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower which if determined adversely to Borrower or its interest would have a material adverse effect on the financial condition of Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

1.05 FINANCIAL CONDITION. The balance sheet of Borrower as of September 30, 1997, a copy of which has heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with this request for credit are true and correct, and said balance sheet truly presents the financial condition of Borrower as of the date thereof, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date, there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as now conducted.

1.06 TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section 3.03 hereof.

1.07 TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

1.08 TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

1.09 REGULATION U. None of the proceeds of any loan from the Bank to Borrower shall be used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

2.   AFFIRMATIVE COVENANTS OF BORROWER

          Borrower agrees that so long as it is indebted to Bank, under borrowings, or other indebtedness, it will, unless Bank shall otherwise consent in writing:

2.01 RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

2.02 INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment.

2.03 TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

          a. The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

          b. It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

          All financial information referenced herein shall be interpreted and prepared in accordance with generally accepted accounting principals applied on a basis consistent with previous years.

2.04 CURRENT ASSETS TO CURRENT LIABILITIES. Borrower shall maintain a ratio of current assets to current liabilities of not less than 3.00 to 1.00.

2.05 DEBT TO TANGIBLE NET WORTH. Borrower shall maintain a ratio of total liabilities to tangible net worth (tangible net worth shall be defined as the excess of all assets, excluding any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense, other similar intangible items, and all amounts due from officers, stockholders and affiliates, over its liabilities less subordinated debt) of not more than
1.00 to 1.00.

2.06 PROFITABLE OPERATIONS. Borrower shall maintain profitable operations at fiscal year end.

2.07 OUT-OF-DEBT PERIOD. The unpaid balance of the loan made to Borrower under this Agreement shall be zero for a 30 consecutive day period prior to each anniversary date of this Agreement.

2.08 RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times and upon reasonable notice during normal business hours; and furnish Bank:

          a. QUARTERLY FINANCIAL STATEMENT. As soon as available, and in any event within forty-five (45) days after the close of each quarter of each fiscal year of Borrower, commencing with the quarter next ending, a balance sheet, profit and loss statement, Statement of Cash Flows, and reconciliation of Borrower's capital account as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail accompanied by Form 10-Q, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments.

          b. ANNUAL FINANCIAL STATEMENT. As soon as available, and in any event within one hundred and twenty (120) days after the end of each fiscal year of Borrower, deliver to Bank, the same consolidated financial statements as otherwise provided quarterly, all in reasonable detail accompanied by Form 10-K, submitted on an "Unqualified" basis by an independent certified public accountant selected by Borrower but acceptable to Bank.

          c. COMPLIANCE CERTIFICATE. Promptly after the receipt of any quarterly or annual financial statements of Borrower, a certificate of chief financial officer of Borrower, stating that Borrower has performed and observed each and every covenant contained in this Agreement to be performed by it and that no event has occurred and no condition then exists which constitutes an event of default hereunder or would constitute such an event of default upon the lapse of time or upon the giving of notice and the lapse of time specified herein; or, if any such event has occurred or any such condition exists, specifying the nature thereof;

          d. AUDIT REPORTS. Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants.

          e. OTHER REPORTS AND STATEMENTS. Promptly after the same are available, copies of all such proxy statements, financial statements and reports as Borrower shall send to its stockholders, if any, and copies of all reports which Borrower may file with the Securities and Exchange Commission or any governmental authority at any time substituted therefor.

          f. OTHER INFORMATION. Such other information relating to the affairs of Borrower as the Bank reasonably may request form time to time;

2.09 NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default.

2.10 OPERATING ACCOUNTS. Maintain most operating accounts with Bank during the term of any loans from Bank to Borrower. Borrower shall maintain, or cause to be maintained, on deposit with Imperial Bank, non-interest bearing demand deposit balances sufficient to compensate Bank for all services provided by Bank. Balances shall be calculated after reduction for the reserve requirement of the Federal Reserve Board and uncollected funds. Any deficiencies shall be charged directly to the Borrower on a monthly basis.

2.11 ATTORNEY'S FEES. Pay promptly to Bank without demand after notice, with interest thereon from the date of expenditure at the rate applicable to any loans from Bank to Borrower, reasonable attorneys' fees and all costs and expenses paid or incurred by Bank in collecting or compromising any such loan after the occurrence of an Event of Default, whether or not suit is filed.
If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs in addition to any other remedy or recovery awarded by the court.

2.12 DOCUMENTATION FEE. A documentation fee of $250.00 shall be due upon execution of this Agreement.


3.  NEGATIVE COVENANTS OF BORROWER

          Borrower agrees that so long as it is indebted to Bank, it will not, without Bank's written consent:

3.01 TYPE OF BUSINESS. Make any substantial change in the character of its business.

3.02 OUTSIDE INDEBTEDNESS. Other than in the ordinary course of business and consistent with past practices, create, incur, assume or permit to exist any indebtedness for borrowed moneys, other than loans from Bank, except obligations now existing as shown in the financial statement dated September 30, 1997, excluding those obligations being refinanced by Bank.

3.03 LIENS AND ENCUMBRANCES. Other than in the ordinary course of business which includes obtaining collaboration agreements with corporate partners, and consistent with past practices, create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind upon any asset now owned and given as security in connection with this agreement, other than liens for taxes not delinquent and liens in Bank's favor, except for those already existing as of September 30, 1997.

3.04 LOANS, INVESTMENT, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary and normal course of its business and consistent with past practices or make any investment in the securities of any person or other entity inconsistent with company investment guidelines; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business an consistent with past practices. The foregoing will not restrict Borrower from issuing guarantees or otherwise becoming obligated to its landlords for security deposits.

3.05 ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary course of its business consistent with past practices; or except in the ordinary course of business, sell, lease assign or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any dividends, property or other asset accompanies by the leasing back of the same.


4.   EVENTS OF DEFAULT

          The occurrence of any of the following events (each an "Event of Default") shall, at Bank's option, terminate Bank's commitment to lend and make all sums of principal and interest then remaining unpaid on all of Borrower's indebtedness to Bank immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

4.01 FAILURE TO PAY. Failure to pay any installment of principal or interest on any indebtedness of Borrower to Bank within 10 days of due date.

4.02 BREACH OF COVENANT. Failure to perform any other term or condition of this Agreement binding upon Borrower within 20 days of notice from Bank.

4.03 BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any respect.

4.04 INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

4.05 JUDGMENTS, ATTACHMENTS. Any money judgment greater than $100,000, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period later than five days prior to the date of any proposed sale thereunder.

4.06 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors, if not terminated within 60 days, shall be instituted by or against Borrower and, if instituted against it, shall be consented to.

5.   MISCELLANEOUS PROVISIONS

5.01 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of Bank or any holder of any note issued by Borrower to Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any note issued in connection with a loan that Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.02 ADDITIONAL REMEDIES. The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff or banker's lien.

5.03 INUREMENT. The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower.

5.04 APPLICABLE LAW. This Agreement and all other agreements and instruments required by Bank in connection therewith shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby agree to submit.

5.05 OFFSET. In addition to and not in limitation of all rights of offset that Bank or other holder of any note issued by Borrower in favor of Bank may have under applicable law, Bank or other holder of such notes shall, upon the occurrence of any Event of Default or any event which with the passage of time or notice would constitute such an Event of Default, have the right to appropriate and apply to the payment of the outstanding balance owing under any such note any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Bank or other holder, within ten (10) days after the Event of Default, and notice of the occurrence of any Event of Default by Bank to Borrower.

5.06 SEVERABILITY. Should any one or more provisions of the Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

5.07 TIME OF THE ESSENCE. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

5.08 ACCOUNTING. All accounting terms shall have the meanings applied under generally accepted accounting principles unless otherwise specified.

5.09 MODIFICATION. This Agreement may be modified only by a writing signed by both parties hereto.

5.10      JUDICIAL REFERENCE.

     (a) Other than (i) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (ii) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Credit Agreement, any General Security Agreement executed by Borrower in favor of Bank or any Note executed by Borrower in favor of Bank (collectively, in this Section 5.11, the "Agreement") which controversy, dispute or claim is not settled in writing within thirty (30) days after the "CLAIM DATE" (defined as the date on which a party subject to this Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 ET SEQ. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the Real Property, if any, is located or San Diego County if none (the "COURT"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP Section 170.6. The referee shall (a) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (b) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date. Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP Section 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim, by filing a petition for a hearing and/or trial. All discovery permitted by this Section 5.11 shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

     (b) Except as expressly set forth in this Section 5.11, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

     (c) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the final judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

     (d) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise by determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, Section 1280 through Section 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     This Agreement is executed on behalf of the parties by duly authorized representatives as of February 2, 1998.

IMPERIAL BANK ("BANK")

By: /s/ Brougham J. Morris
   ---------------------------
   Brougham J. Morris,
   Senior Vice President


COASTCAST CORPORATION ("BORROWER")

By: /s/ Robert C. Bruning
   ---------------------------
   Robert C. Bruning,
   Chief Financial Officer